Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cabot Oil & Gas Corporation on Form S-8 (File No.'s 33-35478 and 33-71134 of our report dated February 26, 1999, on our audits of the consolidated financial statements of Cabot Oil & Gas Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                                      PricewaterhouseCoopers LLP


Houston,  Texas
March 26, 1999